Exhibit 99.2

PRESS RELEASE

Contact Information

Raining Data Corporation

25A Technology Drive

Irvine, CA 92618

Thomas G. Lim, Chief Financial Officer

Phone: (949) 442-4400
Fax:     (949) 250-8187

thomas.lim@rainingdata.com

RAINING DATA CORPORATION ANNOUNCES RECEIPT OF A NASDAQ LETTER
STATING THAT THE COMPANY IS NOW IN COMPLIANCE WITH NASDAQ
MARKETPLACE RULE 4310(c)(14)

IRVINE, CA. — July 24, 2006

Raining Data Corporation (Nasdaq: RDTA) previously announced that as a result of the delay in the filing of its Form 10-KSB for the fiscal year ended March 31, 2006, it had received a Nasdaq Stock Market (“Nasdaq”) Staff Determination letter on July 18, 2006 indicating that the Company was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) and, therefore, the Company’s securities would be delisted from Nasdaq at the opening of business on July 27, 2006, unless the Company requested a hearing in accordance with Nasdaq Marketplace Rules.  On July 24, 2006, the Company filed its Form 10-KSB for the fiscal year ended March 31, 2006 and received a letter from Nasdaq stating that, as a result of the filing of such Form 10-KSB, the Nasdaq Staff has determined that the Company complies with Nasdaq Marketplace Rule 4310(c)(14) and, accordingly, this matter is now closed.

About Raining Data

Raining Data Corporation (Nasdaq: RDTA), headquartered in Irvine, California, offers enterprise-grade XML database management and information aggregation software solutions and has been providing reliable data management and rapid application deployment solutions for ISVs and developers of database applications for more than three decades. Raining Data’s flagship products include: 1) The High-performance TigerLogic® XML Data Management Server (XDMS), which provides flexible, scalable and extensible XML data storage as well as query and retrieval of critical business data across a variety of structured and unstructured information sources, delivering mid-tier scalability and transactional integrity across heterogeneous enterprise databases as well as dynamic extensibility and ease of use, mostly found in repositories and file systems; 2) Powerful Pick® Universal Data Model (Pick UDM) based database management systems and components, including D3®, mvEnterprise® and mvBase® that are the choice of more than a thousand application developers worldwide and .NET Integration components including the Pick Data Provider for .NET and the Pick Reporting Services Connector; and 3) Omnis Studio®, a powerful, cross-platform, object-oriented RAD tool for developing sophisticated thick-client, Web-client or ultra thin-client database applications.

Raining Data’s installed customer base includes more than 500,000 active users representing over 20,000 customer sites worldwide, with a significant base of diverse vertical applications.   With more than 160 employees and contractors in five countries, Raining Data offers 24x7 customer support and maintains a strong international presence. More information about Raining Data Corporation and its products can be found at www.rainingdata.com.

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Except for the historical statements contained herein, the foregoing release may contain forward-looking statements.  These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the success of the Company’s research and development efforts to develop new products and to penetrate new markets, the market acceptance of the Company’s new products and updates, technical risks related to such products and updates, the Company’s ability to maintain market share for its existing products, the availability of adequate liquidity and other risks and uncertainties.  Please consult the various reports and documents filed by Raining Data Corporation with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent reports on Form 10-KSB and Form 10-QSB for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and the Company disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The Company’s results for the quarter and fiscal year ended March 31, 2006 are not necessarily indicative of the Company’s operating results for any future periods.

Raining Data, Pick, mvDesigner, D3, mvEnterprise, mvBase, Omnis, Omnis Studio and TigerLogic are trademarks of Raining Data Corporation. All other trademarks and registered trademarks are properties of their respective owners.